NATIONAL HOLDING CORPORATION ANNOUNCES
FISCAL THIRD QUARTER 2016 FINANCIAL RESULTS

Management to Host Conference Call on August 16, 2016 at 9:00 a.m. ET

Subsidiary of Fortress Biotech Commences $3.25/Share Tender Offer for All Outstanding National Holdings Shares

NEW YORK, NY, August 15, 2016 – National Holding Corporation (NASDAQ:NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking and investment advisory firm providing diverse services including tax preparation & accounting services, today announced its financial results for the fiscal third quarter ended June 30, 2016.

Third Quarter Fiscal 2016 Financial Highlights

•	Revenue of $46.3 million, versus $42.3 million for the third quarter of fiscal 2015 and $42.0 million for the second quarter of fiscal 2016

•	Commissions revenue increased 3% year-over-year to $25.1 million

•	Investment banking revenue increased 69% year-over-year to $10.7 million

•	Operating expenses included $2.0 million of non-recurring items, primarily professional fees related to the merger agreement with Fortress Biotech, Inc. and FBIO Acquisition, Inc.

•	Pre-tax loss of $0.3 million

•	Cash, receivables from clearing organizations and securities of $27.3 million and no debt at June 30, 2016

•	Equity of $45.1 million at June 30, 2016

Management Commentary
“We achieved strong top-line growth this quarter as our commissions revenue saw its first year-over-year gain since 2014 and our Investment Banking revenue soared to a record level,” said Robert Fagenson, Executive Chairman and Chief Executive Officer of National. “Our commissions business appears to have stabilized on expanded customer acceptance of the broadening array of products and investment choices we are providing them, including non-market correlated vehicles such as alternative investments and structured products. This product depth helped offset the challenging market conditions that continued to negatively impact the brokerage industry during the quarter.

“Our Investment Banking business had exceptionally good growth in the third quarter, with revenue increasing 69% to a record $10.7 million. This business, which also benefitted from the widespread acceptance of these non-market correlated investment vehicles, saw a robust product pipeline drive our participation in 25 distinct transactions. Our remaining businesses experienced mixed results, the most notable being the revenue stabilization we saw in net dealer inventory gains.”

Added Mr. Fagenson, “Absent the $2.0 million impact from non-recurring items we incurred during the quarter, we would have reported pretax income of roughly $1.7 million, a figure that more accurately reflects the true earnings power of our ongoing businesses. This underlying performance, along with our top-line gains, strongly support our belief that we do have the right mix of businesses in place that can collectively offer attractive long-term revenue and profit growth potential. Our business mix continues to diversify as our non-brokerage revenues, which offer us comparatively greater profitability, accounted for over 42% of our total revenue in the period, the highest percentage we have ever achieved. As we move forward, we will remain focused on further diversifying our revenue base and scaling our businesses, particularly our brokerage system of registered representatives and investment advisors, while steadily working to optimize the cost base of each of our businesses.”

Fiscal Third Quarter 2016 Financial Results
National Holdings reported fiscal third quarter 2016 revenue of $46.3 million, an increase of 9% over $42.3 million in the fiscal third quarter 2015. The Company experienced a 3% increase in commission revenues to $25.1million in the third quarter as increased volatility in the market place generated specific investment opportunities and liquidity events for retail investors. Investment banking revenue in the second quarter of 2016 increased 69% to $10.7 million driven by a strong deal pipeline with solid offerings and executions. Investment advisory revenue decreased 11% to $3.4 million as we parted with an unprofitable client, and realized reduced fees within a certain asset class. Revenues from the Company’s tax and accounting business decreased by 12% in the third quarter to $2.4 million as a result of higher revenue generated in the second quarter of fiscal 2016, the timing of which was accelerated relative to the prior year’s quarter. Net Dealer Inventory Gains remained relatively stable at $2.3 million despite industry volume contraction related to small cap markets, lack of volatility due to low interest rates and continued Fed rate hike uncertainty and fixed income products falling out of favor due to equity market returns.

Total expenses increased 11% to $46.6 million for the quarter ended June 30, 2016, compared with $42.0 million in the quarter ended June 30, 2015. The increase in total expenses was due to an increase in commissions, compensation and fees, commensurate with higher revenues, as well as a severance charge related to a departing executive and an increase in Professional fees associated with the Company’s ongoing efforts to complete the recently filed definitive merger agreement with Fortress Biotech, Inc.

The loss from operations for the three months ended June 30, 2016 was $0.3 million, compared with income of $0.4 million for the three months ended June 30, 2015. The net loss for the three months ended June 30, 2016 was $0.2 million, or a loss of $0.01 per basic and diluted share, compared with net income of $0.1 million, or $0.01 per basic and diluted share in 2015. Adjusted EBITDA, a non-GAAP measure, was $0.2 million in the quarter ended June 30, 2016, compared with $1.0 million in the quarter ended June 30, 2015.

Balance Sheet
As of June 30, 2016, National Holdings had $27.3 million in cash and equivalents, receivables from broker dealers and clearing organizations, and marketable securities and no debt, versus $28.6 million and no debt as of September 30, 2015. The company reported total stockholder’s equity of approximately $45.1 million, which represents a $0.2 million decrease from September 30, 2015.

Tender Offer
On April 27, 2016, the Company, Fortress Biotech, Inc. (“Fortress”) and FBIO Acquisition, Inc. (“Acquisition Sub”) entered into an Agreement and Plan of Merger, as amended, providing for the acquisition of up to 100% of the issued and outstanding shares of the Company’s Common Stock by Acquisition Sub at a purchase price of $3.25 per share in cash.  Acquisition Sub commenced the tender offer on August 12, 2016.  The tender offer will expire at 12:00 midnight, New York City time, on Friday, September 9, 2016, unless the offer is extended or earlier terminated. For more information regarding the tender offer, please review the Company’s filings with the Securities and Exchange Commission (the “Commission”), including current reports on Form 8-K, as well as the tender offer statement on Schedule TO filed with the Commission by Fortress and Acquisition Sub on August 12, 2016 and the solicitation / recommendation statement on Schedule 14D-9 filed with the Commission by the Company on August 12, 2016. The offer to purchase the shares of the Company’s common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

Fiscal Third Quarter 2016 Financial Results Conference Call
Management will host a conference call to discuss the operating and financial results at 9:00am ET on Tuesday, August 16, 2016. To participate in the conference call, please dial (888) 899-5068 or (719) 457-2692 approximately 10 minutes prior to the call. Please reference conference ID #6778627.

A live webcast of the conference call will be available at https://www.webcaster4.com/Webcast/Page/1363/16726 Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephonic replay of the conference call will be available through August 17, 2016 and can be accessed by dialing (888) 203-1112 or (719) 457-0820, conference ID #6778627. A webcast replay of the conference call will also be available in the Investors section of the Company’s website following the call.

About National Holdings Corporation
National Holdings Corporation is a full-service investment banking and investment advisory firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, and insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company’s National Securities subsidiary was founded in 1947. National Holdings was organized in 1999 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

FORWARD-LOOKING STATEMENTS
This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and are based on current expectations that involve a number of risks and uncertainties. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about the planned completion of the offer and the merger. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will be achieved or accomplished. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement, many of which are outside of the control of management. These factors include, but are not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) successful completion of the proposed transaction on a timely basis; (iii) uncertainties as to how many of the Company’s shareholders will tender their shares into the tender offer; (iv) the impact of regulatory reviews on the proposed transaction; (v) the outcome of any legal proceedings that may be instituted against one or both of the Company and Fortress Biotech and others following the announcement of the merger agreement; (vi) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (vii) other factors described in the Company’s and Fortress’ filings with the Commission, including the reports on Forms 10-K, 10-Q and 8-K filed by each such entity, as well as in the tender offer statement on Schedule TO filed with the Commission by Fortress and Acquisition Sub on August 12, 2016 and the solicitation / recommendation statement on Schedule 14D-9 filed with the Commission by the Company on August 12, 2016. Except to the extent required by applicable law, neither the Company nor Fortress undertakes any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	September 30,
	2016	2015
	(Unaudited)
ASSETS

Cash	$22,207,000	$24,642,000
Restricted cash	353,000	218,000
Cash deposits with clearing organizations	1,030,000	1,005,000
Securities owned, at fair value	1,522,000	887,000
Receivables from broker-dealers and clearing organizations	3,610,000	3,078,000
Forgivable loans receivable	1,808,000	1,368,000
Other receivables, net	3,852,000	3,709,000
Prepaid expenses	1,638,000	1,727,000
Fixed assets, net	837,000	712,000
Intangible assets, net	6,778,000	7,331,000
Goodwill	6,531,000	6,531,000
Deferred tax asset, net	11,801,000	11,662,000
Other assets, principally refundable deposits	306,000	512,000
Total Assets	$62,273,000	$63,382,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Securities sold, not yet purchased, at fair value	$—	$32,000
Accrued commissions and payroll payable	10,026,000	10,244,000
Accounts payable and accrued expense	5,937,000	6,602,000
Deferred clearing and marketing credits	1,048,000	1,205,000
Other	205,000	37,000
Total Liabilities	17,216,000	18,120,000

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding	—	—
Common stock $0.02 par value, 150,000,000 shares authorized; 12,440,035 and 12,473,968 issued and outstanding at June 30, 2016 and at September 30, 2015, respectively	249,000	249,000
Additional paid-in-capital	80,321,000	80,282,000
Accumulated deficit	(35,528,000)	(35,284,000)

Total National Holdings Corporation Stockholders’ Equity	45,042,000	45,247,000

Non-Controlling interest	15,000	15,000
Total Stockholders’ Equity	45,057,000	45,262,000

Total Liabilities and Stockholders’ Equity	$62,273,000	$63,382,000
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

 NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Month Period Ended June 30,		Nine Month Period Ended June 30,
	2016	2015	2016	2015
Revenues
Commissions	$25,051,000	$24,272,000	$71,722,000	$74,434,000
Net dealer inventory gains	2,340,000	2,418,000	7,483,000	8,562,000
Investment banking	10,735,000	6,356,000	22,921,000	15,869,000
Investment advisory	3,361,000	3,797,000	10,337,000	11,149,000
Interest and dividends	702,000	946,000	2,415,000	2,624,000
Transaction fees and clearing services	1,591,000	1,735,000	5,512,000	6,302,000
Tax preparation and accounting	2,386,000	2,724,000	7,222,000	7,231,000
Other	176,000	87,000	385,000	280,000
Total Revenues	46,342,000	42,335,000	127,997,000	126,451,000

Operating Expenses
Commissions, compensation and fees	39,667,000	35,831,000	110,260,000	107,228,000
Clearing fees	509,000	681,000	1,798,000	2,209,000
Communications	786,000	927,000	2,427,000	2,891,000
Occupancy	982,000	999,000	2,886,000	2,977,000
License and registration	417,000	335,000	1,155,000	1,025,000
Professional fees	2,327,000	1,720,000	4,897,000	3,727,000
Interest	13,000	6,000	16,000	12,000
Depreciation and amortization	302,000	294,000	898,000	862,000
Other administrative expenses	1,624,000	1,185,000	3,973,000	4,111,000
Total Operating Expenses	46,627,000	41,978,000	128,310,000	125,042,000
Income (loss) before Income Tax Expense	(285,000)	357,000	(313,000)	1,409,000

Income tax expense	(124,000)	208,000	(69,000)	626,000
Net Income (loss)	$(161,000)	$149,000	$(244,000)	$783,000

Net income (loss) per share - Basic	$(0.01)	$0.01	$(0.02)	$0.06
Net income (loss) per share - Diluted	$(0.01)	$0.01	$(0.02)	$0.06
Weighted number of shares outstanding - Basic	12,440,035	12,446,365	12,442,059	12,446,365
Weighted number of shares outstanding - Diluted	12,440,035	12,491,170	12,442,059	12,495,475

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA as financial measures to evaluate the profitability and efficiency of the Company’s business model. EBITDA and adjusted EBITDA are not presented in accordance with GAAP.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

National Holdings Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Measures

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Net income (loss), as reported	$(161,000)	$149,000	$(244,000)	$783,000
Interest expense	13,000	6,000	16,000	12,000
Income taxes	(124,000)	208,000	(69,000)	626,000
Depreciation	122,000	79,000	345,000	238,000
Amortization	180,000	215,000	553,000	624,000
EBITDA	30,000	657,000	601,000	2,283,000
Non-cash compensation expense	26,000	218,000	125,000	470,000
Forgivable loan amortization	169,000	113,000	493,000	262,000
EBITDA, as adjusted	$225,000	$988,000	$1,219,000	$3,015,000

Contacts:
National Holdings Corporation
Robert Fagenson, Executive Chairman & Chief Executive Officer        Tel: +1 212 417 8210

LHA
Ed McGregor/Jody Burfening                        Tel: +1 212 838 3777
emcgregor@lhai.com